SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 10, 2004

WOOD PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)
Nevada	333-91484	98-0363723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 186 - 8120 #2 Road, Richmond, BC, Canada V7B 5J8

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-908-1990

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Events

On May 10, 2004, Wood Products, Inc. appointed two new members to its management team. Mr. Michael J.A. Harrop has been appointed Chief Executive Officer and a member of the Company's Board of Directors. Alexander Chen has been appointed Vice-President, China Operations and a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOOD PRODUCTS, INC.

May 11, 2004                    /s/ Gordon Watts

Date                                     Gordon Watts, President